UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2023

BurgerFi International, Inc.

(Exact name of registrant as specified in its charter)

001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 618-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer

On May 8, 2023, Ian Baines, Chief Executive Officer of BurgerFi International, Inc., a Delaware corporation (the “Company”), notified the Company that he is retiring and resigning from his positions with the Company effective June 7, 2023 (the “Resignation Date”). In lieu of any severance that would otherwise be payable under his employment agreement, Mr. Baines has agreed to serve as an outside consultant to the Company for the twelve (12) months following his resignation. On May 8, 2023, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Baines related to Mr. Baines’s continued provision of services to the Company, pursuant to which Mr. Baines has undertaken to provide consulting services to the Company as reasonably requested from time to time by the Executive Chairman of the Board of Directors (the “Board”) of the Company beginning on the Resignation Date until the first anniversary of the Resignation Date and provided a release of claims against the Company and agreed to customary restrictive covenants in exchange for payment of an amount in cash equal to $523,628, payable in twelve (12) equal monthly installments, subject to earlier payment in the event of a change of control (as defined in the Company’s 2020 Omnibus Incentive Plan), and reimbursement in connection with certain benefits provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

The foregoing description of the Consulting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Appointment of Chief Operating Officer

On May 8, 2023, the Board promoted John Iannucci, age 41, Chief Operating Officer of the Company’s Anthony’s Coal Fired Pizza & Wings brand since June 2022, to Chief Operating Officer of the Company effective May 8, 2023, with Mr. Iannucci to lead the organization on an interim basis as the Company searches for a new Chief Executive Officer. Mr. Iannucci has almost 20 years’ experience in the restaurant industry and has held multiple restaurant leadership roles at various companies such as The Cheesecake Factory, Max Brenner, Logan’s Roadhouse, Sharis and Birdcall. Mr. Iannucci holds a certificate in food and beverage management from Cornell University.

There are no arrangements or understandings between Mr. Iannucci and any other person pursuant to which Mr. Iannucci was promoted to Chief Operating Officer of the Company, and Mr. Iannucci has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Since the beginning of the Company’s last two completed fiscal years, the Company has not engaged in any transaction, nor is there any currently proposed transaction, in which Mr. Iannucci had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed the lesser of $120,000 and one percent (1%) of the average of the Company’s total assets at year-end for the last two completed fiscal years.

On May 8, 2023, the Company entered into an Amended and Restated Employment Agreement (the “A&R Employment Agreement”) with Mr. Iannucci relating to his becoming the Company’s Chief Operating Officer. Under the terms of the A&R Employment Agreement, Mr. Iannucci will earn a base salary of $375,000 (subject to annual review) and will be entitled to receive an annual performance bonus of up to forty percent (40%) of base salary. In addition, Mr. Iannucci is entitled to up to six months’ severance and reimbursement of COBRA expenses in the event of termination of the employment agreement by the Company without cause (as defined in the A&R Employment Agreement) at any time following June 22, 2023. On August 10, 2022, as part of the commencement of Mr. Iannucci’s employment with the Company as the Chief Operating Officer of Anthony’s Coal Fired Pizza & Wings, Mr. Iannucci was granted 35,000 shares of Company common stock through a restricted stock unit grant (“Restricted Stock Unit Grant”), subject to Mr. Iannucci’s achievement of certain key performance criteria and earlier vesting due to a change of control or certain termination events, and an additional 60,000 shares of Company common stock through a benchmark restricted stock unit grant (“Benchmark Restricted Stock Unit Grant”) subject to the Company’s achievement of certain benchmarks with respect to the closing price of the Company’s common stock, subject to earlier vesting due to a change of control or certain termination events. During the term of Mr. Iannucci’s A&R Employment Agreement Mr. Iannucci will be bound by confidentiality, non-competition and non-solicitation obligations. If there is a Change of Control during the term of employment all unearned restricted stock units awarded under the Restricted Stock Unit Grant and Benchmark Restricted Stock Unit Grant shall be deemed to have been earned and vested immediately prior to the Change of Control.

The foregoing description of the A&R Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the A&R Employment Agreement, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued May 8, 2023 announcing Mr. Baines’s retirement and Mr. Iannucci’s leading of the organization on an interim basis.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Age”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated May 8, 2023, by and between BurgerFi International, Inc. and Ian Baines.

99.1	Press Release, dated May 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2023

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp, Chief Legal Officer & Corporate Secretary